AMENDED ARTICLES OF INCORPORATION
                                       OF
                             WOODLAND HATCHERY, INC.


         Pursuant to NRS 78.390 of the Nevada General Corporation Law, WOODLAND HATCHERY, INC. (the "Corporation") adopts the following Amendment of its Articles of Incorporation:

                                  FIRST ARTICLE

         The name of the Corporation shall be:  Dwango North America Corp.

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                                 FOURTH ARTICLE

         (b) Preferred Stock. The aggregate number of share of Preferred Stock which the Corporation shall have authority to issue is 10,000,000 shares, par value $.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

                             -----------------------


         The foregoing Amendment was adopted by the Board of Directors and Stockholders of the Corporation. The Amendment was adopted by separate written consents of the Board of Directors and Stockholders dated September 17, 2003, in accordance with Nevada Revised Statutes 78.315 and 78.320. The only Stockholders entitled to vote on the Amendment were holders of 11,470,000 shares of Common Stock, which are all of the issued and outstanding shares. The total number of votes cast in favor of the Amendment by Common Stock holders was 8,500,000, which is sufficient to approve the Amendment.

         IN WITNESS WHEREOF, these Articles of Amendment are executed for and on behalf of the Corporation as its act and deed by the undersigned officer hereunto duly authorized, who certifies that the facts herein stated are true this 17th day of September, 2003.

                                                WOODLAND HATCHERY, INC.



                                                /S/ Cody T. Winterton
                                                Cody Winterton
                                                President